                               CUSTODIAN CONTRACT


     This Contract is made as of October 21, 2002 between BlackRock Florida Insured Municipal Income Trust, a business trust organized and existing under the laws of the State of Delaware, having its principal place of business at 100 Bellevue Parkway, Wilmington, Delaware 19809 hereinafter called the "Fund", and State Street Bank and Trust Company, a Massachusetts trust company, having its principal place of business at 225 Franklin Street, Boston, Massachusetts, 02110, hereinafter called the "Custodian",

     WITNESSETH: That in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:


1.   Employment of Custodian and Property to be Held by It

     The Fund hereby employs the Custodian as the custodian of its assets pursuant to the provisions of the Fund's agreement and declaration of trust (the "Declaration of Trust"). The Fund agrees to deliver to the Custodian all securities and cash owned by it, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Fund from time to time, and the cash consideration received by it for such new or treasury shares of beneficial interest ("Shares") of the Fund as may be issued or sold from time to time. The Custodian shall not be responsible for any property of the Fund held or received by the Fund and not delivered to the Custodian.

     Upon receipt of "Proper Instructions" (within the meaning of Article 4), the Custodian shall from time to time employ one or more sub-custodians, but only in accordance with an applicable vote by the board of trustees of the Fund (the "Board of Trustees"), and provided that the Custodian shall have no more or less responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian.


2. Duties of the Custodian with Respect to Property of the Fund Held By the Custodian

2.1 Holding Securities. The Custodian shall hold and physically segregate for the account of the Fund all non-cash property, including all securities owned by the Fund, other than (a) securities which are maintained pursuant to Section 2.8 in a clearing agency registered with the Securities and Exchange Commission (the "SEC") under Section 17A of the Securities Exchange Act of 1934 (the "Exchange Act"), which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies (each, a "Securities System") and (b) commercial paper of an issuer for which State Street Bank and Trust Company acts as issuing and paying agent ("Direct Paper") which is deposited and/or maintained in the Direct Paper System of the Custodian (the "Direct Paper System") pursuant to Section 2.9.

2.2 Delivery of Securities. The Custodian shall release and deliver securities owned by the Fund held by the Custodian or in a Securities System account of the Custodian ("Securities System Account") or in the Custodian's Direct Paper book entry system account ("Direct Paper System Account") only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

     1) Upon sale of such securities for the account of the Fund and receipt of payment therefor;

     2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Fund;

     3) In the case of a sale effected through a Securities System, in accordance with the provisions of Section 2.8 hereof;

     4) To the depository agent in connection with tender or other similar offers for securities of the Fund;

     5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

     6) To the issuer thereof, or its agent, for transfer into the name of the Fund or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to
          Section 2.7 or into the name or nominee name of any sub-custodian appointed pursuant to Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

     7) Upon the sale of such securities for the account of the Fund, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

     8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

     9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim

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          receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

     10) For delivery in connection with any loans of securities made by the Fund, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Fund prior to the receipt of such collateral;

     11) For delivery as security in connection with any borrowings by the Fund requiring a pledge of assets by the Fund, but only against receipt of amounts borrowed;

     12) For delivery in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Exchange Act and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund;

     13) For delivery in accordance with the provisions of any agreement among the Fund, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission (the "CFTC") and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund;

     14) For any other proper purpose, but only upon receipt of Proper Instructions specifying the securities of the Fund to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom delivery of such securities shall be made.

2.3 Registration of Securities. Securities held by the Custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of any nominee of the Fund or of any nominee of the Custodian which nominee shall be assigned exclusively to the Fund, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Fund, or in the name or nominee name of any agent appointed pursuant to Section 2.7 or in the name or nominee name of any sub-custodian appointed pursuant to Article 1. All securities accepted by the Custodian on behalf of the Fund under the terms of this Contract shall be in "street name" or other good delivery form. If, however, the Fund directs the


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     Custodian to maintain securities in "street name", the Custodian shall utilize its best efforts only to timely collect income due the Fund on such securities and to notify the Fund on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

2.4 Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the name of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund, other than cash maintained by the Fund in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"). Funds held by the Custodian for the Fund may be deposited by it to its credit as Custodian in the banking department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved by vote of a majority of the Board of Trustees of the Fund. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

2.5 Collection of Income. Subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered securities held hereunder to which the Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to the Fund's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due the Fund on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Fund is properly entitled.

2.6 Payment of Fund Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of the Fund in the following cases only:

     1) Upon the purchase of securities, options, futures contracts or options on futures contracts for the account of the Fund but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by the Custodian as its agent for this

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          purpose) registered in the name of the Fund or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section 2.8 hereof; (c) in the case of a purchase involving the Direct Paper System, in accordance with the conditions set forth in Section 2.11; (d) in the case of repurchase agreements entered into between the Fund and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Fund of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Fund or (e) for transfer to a time deposit account of the Fund in any bank; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions as defined in Article 4;

     2) In connection with conversion, exchange or surrender of securities owned by the Fund as set forth in Section 2.2 hereof;

     3) For the payment of any expense or liability incurred by the Fund, including but not limited to the following payments for the account of the Fund: interest, taxes, management fees, accounting fees, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

     4) For the payment of any dividends declared pursuant to the governing documents of the Fund;

     5) For payment of the amount of dividends received in respect of securities sold short;

     6) For any other proper purpose, but only upon receipt of Proper Instructions specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

2.7 Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act to act as a custodian, as its agent to carry out such of the provisions of this Article 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

2.8 Deposit of Securities in Securities Systems. The Custodian may deposit and/or maintain securities owned by the Fund in a Securities System in accordance with applicable Federal

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     Reserve Board and SEC rules and regulations, if any, and subject to the following provisions:

     1) The Custodian may keep securities of the Fund in a Securities System provided that such securities are represented in a Securities System Account which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

     2) The records of the Custodian with respect to securities of the Fund which are maintained in a Securities System shall identify by book-entry those securities belonging to the Fund;

     3) The Custodian shall pay for securities purchased for the account of the Fund upon (i) receipt of advice from the Securities System that such securities have been transferred to the Securities System Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall transfer securities sold for the account of the Fund upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Securities System Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Securities System of transfers of securities for the account of the Fund shall identify the Fund, be maintained for the Fund by the Custodian and be provided to the Fund at its request. Upon request, the Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Fund;

     4) The Custodian shall provide the Fund with any report obtained by the Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System;

     5) Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to the Fund for any loss or damage to the Fund resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage.

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2.9 Fund Assets Held in the Custodian's Direct Paper System. The Custodian may deposit and/or maintain securities owned by the Fund in the Direct Paper System of the Custodian subject to the following provisions:

     1) No transaction relating to securities in the Direct Paper System will be effected in the absence of Proper Instructions;

     2) The Custodian may keep securities of the Fund in the Direct Paper System only if such securities are represented in Direct Paper System Account which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

     3) The records of the Custodian with respect to securities of the Fund which are maintained in the Direct Paper System shall identify by book-entry those securities belonging to the Fund;

     4) The Custodian shall pay for securities purchased for the account of the Fund upon the making of an entry on the records of the Custodian to reflect such payment and transfer of securities to the account of the Fund. The Custodian shall transfer securities sold for the account of the Fund upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of the Fund;

     5) The Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund, in the form of a written advice or notice, of Direct Paper on the next business day following such transfer and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transaction in the Securities System for the account of the Fund;

     6) The Custodian shall provide the Fund with any report on its system of internal accounting control as the Fund may reasonably request from time to time.

2.10 Segregated Account. The Custodian shall upon receipt of Proper Instructions from the Fund establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.8 hereof, (i) in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange
     Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the CFTC or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Fund or commodity futures contracts or options thereon purchased or sold by the Fund, (iii) for the purposes of compliance by the Fund with

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     the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the SEC relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper purposes, but only, in the case of clause (iv), upon receipt of Proper Instructions from the Fund setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper purposes.

2.11 Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of the Fund held by it and in connection with transfers of such securities.

2.12 Proxies. The Custodian shall, with respect to the securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Fund or a nominee of the Fund, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such securities.

2.13 Communications Relating to Fund Securities. Subject to the provisions of
     Section 2.3, the Custodian shall transmit promptly to the Fund all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund and the maturity of futures contracts purchased or sold by the Fund) received by the Custodian from issuers of the securities being held for the Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

2.14 Reports to Fund by Independent Public Accountants The Custodian shall provide the Fund, at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Contract; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund, to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.


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3.   Payments for Sales or Repurchases or Redemptions of Shares

     The Custodian shall receive from the distributor of the Shares or from the Fund's Transfer Agent (the "Transfer Agent") and deposit into the account of the Fund such payments as are received for Shares thereof issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund and the Transfer Agent of any receipt by it of payments for Shares of the Fund.

     From such funds as may be available for the purpose, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.


4.   Proper Instructions

     Proper Instructions as used throughout this Contract means a writing signed or initialed by one or more person or persons as the Board of Trustees shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the instructions are consistent with the security procedures agreed to by the Fund and the Custodian including, but not limited to, the security procedures selected by the Fund on the Funds Transfer Addendum to this Contract. For purposes of this Article, Proper Instructions shall include instructions received by the Custodian pursuant to any three-party agreement which requires a segregated asset account in accordance with Section 2.10.


5.   Actions Permitted without Express Authority

     The Custodian may in its discretion, without express authority from the
Fund:

     1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract, provided that all such payments shall be accounted for to the Fund;

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     2) surrender securities in temporary form for securities in definitive form;

     3) endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments; and

     4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Fund except as otherwise directed by the Board of Trustees.


6.   Evidence of Authority

     The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Custodian may receive and accept a certified copy of a vote of the Board of Trustees as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board of Trustees pursuant to the Declaration of Trust as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

7.   Duties of Custodian with Respect to the Books of Account and Calculation of
     Net Asset Value   and  Net Income

     The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board of Trustees to keep the books of account of the Fund and/or compute the net asset value per share of the outstanding shares of the Fund or, if directed in writing to do so by the Fund, shall itself keep such books of account and/or compute such net asset value per share. If so directed, the Custodian shall also calculate weekly the net income of the Fund as described in the Fund's registration statement on Form N-2 under the 1940 Act as filed with the SEC (the "Registration Statement") and shall advise the Fund and the Transfer Agent weekly of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the weekly income of the Fund shall be made at the time or times described from time to time in the Fund's currently effective Registration Statement.


8.   Records

     The Custodian shall with respect to the Fund create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the SEC. The Custodian shall, at the

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Fund's request, supply the Fund with a tabulation of securities owned by the Fund and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.


9.   Opinion of Fund's Independent Accountants

     The Custodian shall take all reasonable action, as the Fund may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Registration Statement, and Form N-SAR or other annual reports to the SEC and with respect to any other requirements of the SEC.


10.  Compensation of Custodian

     The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Fund and the Custodian.


11.  Responsibility of Custodian

     So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

     If the Fund requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund being liable for the payment of money or incurring liability of some other form, the Fund, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

     If the Fund requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements and assumed settlement) or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure

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to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of the Fund's assets to the extent necessary to obtain reimbursement.

     In no event shall the Custodian be liable for indirect, special or consequential damages.


12.  Effective Period, Termination and Amendment

     This Contract shall become effective as of the date of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however, that the Fund shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Declaration of Trust, and further provided, that the Fund may at any time by action of its Board of Trustees (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

     Upon termination of the Contract, the Fund shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.


13.  Successor Custodian

     If a successor custodian shall be appointed by the Board of Trustees, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities then held by it hereunder and shall transfer to an account of the successor custodian all of the Fund's securities held in a Securities System.

     If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of Trustees, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

     In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Trustees shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other

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properties held by the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Contract and to transfer to an account of such successor custodian all of the Fund's securities held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

     In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the certified copy of the vote referred to or of the Board of Trustees to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.


14.  Interpretive and Additional Provisions

     In connection with the operation of this Contract, the Custodian and the Fund, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Declaration of Trust. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.


15.  Massachusetts Law to Apply

     This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.


16.  Prior Contracts

     This Contract supersedes and terminates, as of the date hereof, all prior contracts between the Fund and the Custodian relating to the custody of the Fund's assets.


17.  Reproduction of Documents

     This Contract and all schedules, exhibits, attachments, addenda and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a


                                      13.

party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.


18.  Notices

     Any notice, instruction or other instrument required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours or delivered prepaid registered mail or by telex, cable or facsimile to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

           To the Fund:         BlackRock Florida Insured Municipal Income Trust
                                c/o BlackRock, Inc.
                                100 Bellevue Parkway
                                Wilmington, Delaware  19809
                                Attention:  Jeff Wing, Vice President
                                Telephone:  302-797-2134
                                Facsimile:   302-797-2459

           To the Custodian:    State Street Bank and Trust Company
                                One Heritage Drive/JPB 2S
                                North Quincy, Massachusetts  02171
                                Attention:  William M. Marvin, Vice President
                                Telephone:  617-985-6829
                                Facsimile:   617-985-5271

     Such notice, instruction or other instrument shall be deemed to have been served in the case of a registered letter at the expiration of five business days after posting, in the case of cable twenty-four hours after dispatch and, in the case of telex, immediately on dispatch and if delivered outside normal business hours it shall be deemed to have been received at the next time after delivery when normal business hours commence and in the case of cable, telex or facsimile on the business day after the receipt thereof. Evidence that the notice was properly addressed, stamped and put into the post shall be conclusive evidence of posting.


19.  Remote Access Services Addendum

     The Custodian and the Fund each agree to abide by the terms of the Remote Access Services Addendum attached hereto.


20.  Shareholder Communications Election

     SEC Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial

                                      14.

owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Fund to indicate whether it authorizes the Custodian to provide the Fund's name, address, and share position to requesting companies whose securities the Fund owns. If the Fund tells the Custodian "no", the Custodian will not provide this information to requesting companies. If the Fund tells the Custodian "yes" or does not check either "yes" or "no" below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For the Fund's protection, the Rule prohibits the requesting company from using the Fund's name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.


     YES [ ] The Custodian is authorized to release the Fund's name, address, and share positions.

     NO  [X]    The Custodian is not authorized to release the Fund's name, address, and share positions.




                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK


                                      15.

                                 SIGNATURE PAGE
                                 --------------


     IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the date first above-written.


ATTEST:                        BLACKROCK FLORIDA INSURED MUNICIPAL
                                 INCOME TRUST


 /s/ Henry Gabbay                             By: Anne F. Ackerley
-----------------------------                 -------------------------------
Name: Henry Gabbay, Treasurer                    Anne F. Ackerley, Secretary


ATTEST:           STATE STREET BANK AND TRUST COMPANY


   /s/ Stephanie L. Poster                    By: /s/ Joseph L. Hooley
-----------------------------                 -------------------------------
Stephanie L. Poster, Vice President           Joseph L. Hooley, Executive Vice President



                                      16.

                                                               [GRAPHIC OMITTED]
                             FUNDS TRANSFER ADDENDUM

OPERATING GUIDELINES
--------------------

1. OBLIGATION OF THE SENDER: State Street is authorized to promptly debit Client's account(s) upon the receipt of a payment order in compliance with the selected Security Procedure chosen for funds transfer and in the amount of money that State Street has been instructed to transfer. State Street shall execute payment orders in compliance with the Security Procedure and with the Client's instructions on the execution date provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time. All payment orders and communications received after this time will be deemed to have been received on the next business day.

2. SECURITY PROCEDURE: The Client acknowledges that the Security Procedure it has designated on the Selection Form was selected by the Client from Security Procedures offered by State Street. The Client agrees that the Security Procedures are reasonable and adequate for its wire transfer transactions and agrees to be bound by any payment orders, amendments and cancellations, whether or not authorized, issued in its name and accepted by State Street after being confirmed by any of the selected Security Procedures. The Client also agrees to be bound by any other valid and authorized payment order accepted by State Street. The Client shall restrict access to confidential information relating to the Security Procedure to authorized persons as communicated in writing to State Street. The Client must notify State Street immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Client's authorized personnel. State Street shall verify the authenticity of all instructions according to the Security Procedure.

3. ACCOUNT NUMBERS: State Street shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern. Financial institutions that receive payment orders initiated by State Street at the instruction of the Client may also process payment orders on the basis of account numbers, regardless of any name included in the payment order. State Street will also rely on any financial institution identification numbers included in any payment order, regardless of any financial institution name included in the payment order.

4. REJECTION: State Street reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be charged at the time of State Street's receipt of such payment order; (b) if initiating such payment order would cause State Street, in State Street's sole judgment, to exceed any volume, aggregate dollar, network, time, credit or similar limits upon wire transfers which are applicable to State Street; or (c) if State Street, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

5. CANCELLATION OR AMENDMENT: State Street shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the Security Procedure provided that such requests are received in a timely manner affording State Street reasonable opportunity to act. However, State Street assumes no liability if the request for amendment or cancellation cannot be satisfied.

6. ERRORS: State Street shall assume no responsibility for failure to detect any erroneous payment order provided that State Street complies with the payment order instructions as received and State Street complies with the Security Procedure. The Security Procedure is established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

7. INTEREST AND LIABILITY LIMITS: State Street shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order, unless State Street is notified of the unauthorized payment order within thirty (30) days of notification by State Street of the acceptance of such payment order. In no event shall State Street be liable for special, indirect or consequential damages, even if advised of the possibility of such damages and even for failure to execute a payment order.

8. AUTOMATED CLEARING HOUSE ("ACH") CREDIT ENTRIES/PROVISIONAL PAYMENTS: When a Client initiates or receives ACH credit and debit entries pursuant to these Guidelines and the rules of the National Automated Clearing House Association and the New England Clearing House Association, State Street will act as an Originating Depository Financial Institution and/or Receiving Depository Institution, as the case may be, with respect to such entries. Credits given by State Street with respect to an ACH credit entry are provisional until State Street receives final settlement for such entry from the Federal Reserve Bank. If State Street does not receive such final settlement, the Client agrees that State Street shall receive a refund of the amount credited to the Client in connection with such entry, and the party making payment to the Client via such entry shall not be deemed to have paid the amount of the entry.

9. CONFIRMATION STATEMENTS: Confirmation of State Street's execution of payment orders shall ordinarily be provided within 24 hours. Notice may be delivered through State Street's proprietary information systems, such as, but not limited to Horizon and GlobalQuest(R), account statements, advices, or by facsimile or callback. The Client must report any objections to the execution of a payment order within 30 days.

                                                               [GRAPHIC OMITTED]

                            FUNDS TRANSFER ADDENDUM

10. LIABILITY ON FOREIGN ACCOUNTS: State Street shall not be required to repay any deposit made at a non-U.S. branch of State Street, or any deposit made with State Street and denominated in a non-U.S. dollar currency, if repayment of such deposit or the use of assets denominated in the non-U.S. dollar currency is prevented, prohibited or otherwise blocked due to: (a) an act of war, insurrection or civil strife; (b) any action by a non-U.S. government or instrumentality or authority asserting governmental, military or police power of any kind, whether such authority be recognized as a defacto or a dejure government, or by any entity, political or revolutionary movement or otherwise that usurps, supervenes or otherwise materially impairs the normal operation of civil authority; or(c) the closure of a non-U.S. branch of State Street in order to prevent, in the reasonable judgment of State Street, harm to the employees or property of State Street. The obligation to repay any such deposit shall not be transferred to and may not be enforced against any other branch of State Street.

The foregoing provisions constitute the disclosure required by Massachusetts General Laws, Chapter 167D, Section 36.

While State Street is not obligated to repay any deposit made at a non-U.S. branch or any deposit denominated in a non-U.S. currency during the period in which its repayment has been prevented, prohibited or otherwise blocked, State Street will repay such deposit when and if all circumstances preventing, prohibiting or otherwise blocking repayment cease to exist.

11. MISCELLANEOUS: State Street and the Client agree to cooperate to attempt to recover any funds erroneously paid to the wrong party or parties, regardless of any fault of State Street or the Client, but the party responsible for the erroneous payment shall bear all costs and expenses incurred in trying to effect such recovery. These Guidelines may not be amended except by a written agreement signed by the parties.

                                                               [GRAPHIC OMITTED]

                            FUNDS TRANSFER ADDENDUM

Security Procedure(s) Selection Form
------------------------------------

Please select one or more of the funds transfer security procedures indicated below.

[ ]SWIFT
SWIFT (Society for Worldwide Interbank Financial Telecommunication) is a cooperative society owned and operated by member financial institutions that provides telecommunication services for its membership. Participation is limited to securities brokers and dealers, clearing and depository institutions, recognized exchanges for securities, and investment management institutions. SWIFT provides a number of security features through encryption and authentication to protect against unauthorized access, loss or wrong delivery of messages, transmission errors, loss of confidentiality and fraudulent changes to messages. SWIFT is considered to be one of the most secure and efficient networks for the delivery of funds transfer instructions.

Selection of this security procedure would be most appropriate for existing SWIFT members.

[ ]STANDING INSTRUCTIONS
Standing Instructions may be used where funds are transferred to a broker on the Client's established list of brokers with which it engages in foreign exchange transactions. Only the date, the currency and the currency amount are variable. In order to establish this procedure, State Street will send to the Client a list of the brokers that State Street has determined are used by the Client. The Client will confirm the list in writing, and State Street will verify the written confirmation by telephone. Standing Instructions will be subject to a mutually agreed upon limit. If the payment order exceeds the established limit, the Standing Instruction will be confirmed by telephone prior to execution.

[ ]REMOTE BATCH TRANSMISSION
Wire transfer instructions are delivered via Computer-to-Computer (CPU-CPU) data communications between the Client and State Street. Security procedures include encryption and or the use of a test key by those individuals authorized as Automated Batch Verifiers.
Clients selecting this option should have an existing facility for completing CPU-CPU transmissions. This delivery mechanism is typically used for high-volume business.

[ ]GLOBAL HORIZON INTERCHANGE(SM) FUNDS TRANSFER SERVICE
Global Horizon Interchange Funds Transfer Service (FTS) is a State Street proprietary microcomputer-based wire initiation system. FTS enables Clients to electronically transmit authenticated Fedwire, CHIPS or internal book transfer instructions to State Street.
This delivery mechanism is most appropriate for Clients with a low-to-medium number of transactions (5-75 per day), allowing Clients to enter, batch, and review wire transfer instructions on their PC prior to release to State Street.

[ ]TELEPHONE CONFIRMATION (CALLBACK)
Telephone confirmation will be used to verify all non-repetitive funds transfer instructions received via untested facsimile or phone. This procedure requires Clients to designate individuals as authorized initiators and authorized verifiers. State Street will verify that the instruction contains the signature of an authorized person and prior to execution, will contact someone other than the originator at the Client's location to authenticate the instruction. Selection of this alternative is appropriate for Clients who do not have the capability to use other security procedures.

[ ]REPETITIVE WIRES
For situations where funds are transferred periodically (minimum of one instruction per calendar quarter) from an existing authorized account to the same payee (destination bank and account number) and only the date and currency amount are variable, a repetitive wire may be implemented. Repetitive wires will be subject to a mutually agreed upon limit. If the payment order exceeds the established limit, the instruction will be confirmed by telephone prior to execution. Telephone confirmation is used to establish this process. Repetitive wire instructions must be reconfirmed annually.
This alternative is recommended whenever funds are frequently transferred between the same two accounts.

[ ]TRANSFERS INITIATED BY FACSIMILE
The Client faxes wire transfer instructions directly to State Street Mutual Fund Services. Standard security procedure requires the use of a random number test key for all transfers. Every six months the Client receives test key logs from State Street. The test key contains alpha-numeric characters, which the Client puts on each document faxed to State Street. This procedure ensures all wire instructions received via fax are authorized by the Client.
We provide this option for Clients who wish to batch wire instructions and transmit these as a group to State Street Mutual Fund Services once or several times a day.

                                                               [GRAPHIC OMITTED]

                            FUNDS TRANSFER ADDENDUM


[ ]AUTOMATED CLEARING HOUSE (ACH)
State Street receives an automated transmission or a magnetic tape from a Client for the initiation of payment (credit) or collection (debit) transactions through the ACH network. The transactions contained on each transmission or tape must be authenticated by the Client. Clients using ACH must select one or more of the following delivery options:

[ ]GLOBAL HORIZON INTERCHANGE AUTOMATED CLEARING HOUSE SERVICE
Transactions are created on a microcomputer, assembled into batches and delivered to State Street via fully authenticated electronic transmissions in standard NACHA formats.

[ ]Transmission from Client PC to State Street Mainframe with Telephone Callback

[ ]Transmission from Client Mainframe to State Street Mainframe with Telephone Callback

[ ]Transmission from DST Systems to State Street Mainframe with Encryption

[ ]Magnetic Tape Delivered to State Street with Telephone Callback



State Street is hereby instructed to accept funds transfer instructions only via the delivery methods and security procedures indicated. The selected delivery methods and security procedure(s) will be effective_____________________________ for payment orders initiated by our organization.



KEY CONTACT INFORMATION

Whom shall we contact to implement your selection(s)?

CLIENT OPERATIONS CONTACT                            ALTERNATE CONTACT

__________________________________         _____________________________________
             Name                                         Name

__________________________________         _____________________________________
             Address                                      Address

__________________________________         _____________________________________
             City/State/Zip Code                          City/State/Zip Code

__________________________________         _____________________________________
             Telephone Number                             Telephone Number

__________________________________         _____________________________________
             Facsimile Number                             Facsimile Number

__________________________________
             SWIFT Number

__________________________________
             Telex Number

                                                               [GRAPHIC OMITTED]
                             FUNDS TRANSFER ADDENDUM

INSTRUCTION(S)
--------------

TELEPHONE CONFIRMATION
----------------------

FUND:  BLACKROCK FLORIDA INSURED MUNICIPAL INCOME TRUST
-------------------------------------------------------

INVESTMENT ADVISOR:  BLACKROCK ADVISORS, INC.
                   --------------------------

SUB-ADVISOR:  BLACKROCK FINANCIAL MANAGEMENT, INC.
              ------------------------------------
AUTHORIZED INITIATORS
    Please Type or Print

Please provide a listing of Fund officers or other individuals who are currently authorized to INITIATE wire transfer instructions to State Street:

NAME                   TITLE (Specify whether position   SPECIMEN SIGNATURE
                       is with Fund or Investment
                       Adviser)

____________________   _______________________________   _______________________

____________________   _______________________________   _______________________

____________________   _______________________________   _______________________

____________________   _______________________________   _______________________

____________________   _______________________________   _______________________

AUTHORIZED VERIFIERS
    Please Type or Print

Please provide a listing of Fund officers or other individuals who will be CALLED BACK to verify the initiation of repetitive wires of $10 million or more and all non-repetitive wire instructions:

NAME                   CALLBACK PHONE NUMBER          DOLLAR LIMITATION (IF ANY)

____________________   ____________________________   __________________________

____________________   ____________________________   __________________________

____________________   ____________________________   __________________________

____________________   ____________________________   __________________________

____________________   ____________________________   __________________________

             REMOTE ACCESS SERVICES ADDENDUM TO CUSTODIAN AGREEMENT
             ------------------------------------------------------

     ADDENDUM to that certain Custodian Contract dated as of October 21, 2002 (the "Custodian Agreement") between BlackRock Florida Insured Municipal Income Trust (the "Customer") and State Street Bank and Trust Company, including its subsidiaries and affiliates ("State Street").

     State Street has developed and utilizes proprietary accounting and other systems in conjunction with the custodian services which State Street provides to the Customer. In this regard, State Street maintains certain information in databases under its control and ownership which it makes available to its customers (the "Remote Access Services").

The Services

State Street agrees to provide the Customer, and its designated investment advisors, consultants or other third parties authorized by State Street ("Authorized Designees") with access to In~Sight(SM) as described in Exhibit A or such other systems as may be offered from time to time (the "System") on a remote basis.

Security Procedures

The Customer agrees to comply, and to cause its Authorized Designees to comply, with remote access operating standards and procedures and with user identification or other password control requirements and other security procedures as may be issued from time to time by State Street for use of the System and access to the Remote Access Services. The Customer agrees to advise State Street immediately in the event that it learns or has reason to believe that any person to whom it has given access to the System or the Remote Access Services has violated or intends to violate the terms of this Addendum and the Customer will cooperate with State Street in seeking injunctive or other equitable relief. The Customer agrees to discontinue use of the System and Remote Access Services, if requested, for any security reasons cited by State Street.

Fees

Fees and charges for the use of the System and the Remote Access Services and related payment terms shall be as set forth in the custody fee schedule in effect from time to time between the parties. The Customer shall be responsible for any tariffs, duties or taxes imposed or levied by any government or governmental agency by reason of the transactions contemplated by this Addendum, including, without limitation, federal, state and local taxes, use, value added and personal property taxes (other than income, franchise or similar taxes which may be imposed or assessed against State Street). Any claimed exemption from such tariffs, duties or taxes shall be supported by proper documentary evidence delivered to State Street.

Proprietary Information/Injunctive Relief

The System and Remote Access Services described herein and the databases, computer programs, screen formats, report formats, interactive design techniques, formulae, processes, systems, software, know- how, algorithms, programs, training aids, printed materials, methods, books, records, files, documentation and other information made available to the Customer by State Street as part of the Remote Access Services and through the use of the System and all copyrights, patents, trade secrets and other proprietary rights of State Street related thereto are the exclusive, valuable and confidential property of State Street and its relevant licensors (the "Proprietary Information"). The Customer agrees on behalf of itself and its Authorized Designees to keep the Proprietary Information confidential and to limit access to its employees and Authorized Designees (under a similar duty of confidentiality) who require access to the System for the purposes intended. The foregoing shall not apply to Proprietary Information in the public domain or required by law to be made public.

The Customer agrees to use the Remote Access Services only in connection with the proper purposes of this Addendum. The Customer will not, and will cause its employees and Authorized Designees not to, (i) permit any third party to use the System or the Remote Access Services, (ii) sell, rent, license or otherwise use the System or the Remote Access Services in the operation of a service bureau or for any purpose other than as expressly authorized under this Addendum, (iii) use the System or the Remote Access Services for any fund, trust or other investment vehicle without the prior written consent of State Street, or (iv) allow or cause any information transmitted from State Street's databases, including data from third party sources, available through use of the System or the Remote Access Services, to be published, redistributed or retransmitted for other than use for or on behalf of the Customer, as State Street's customer.

The Customer agrees that neither it nor its Authorized Designees will modify the System in any way; enhance or otherwise create derivative works based upon the System, nor will your or your Authorized Designees reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the System.

The Customer acknowledges that the disclosure of any Proprietary Information, or of any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury to State Street inadequately compensable in damages at law and that State Street shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

Limited Warranties

State Street represents and warrants that it is the owner of and has the right to grant access to the System and to provide the Remote Access Services contemplated herein. Because of the nature of computer information technology including, but not limited to, the use of the Internet, and the necessity of relying upon third party sources, and data and pricing information obtained from third parties, the System and Remote Access Services are provided "AS IS", and the Customer and its Authorized Designees shall be solely responsible for the investment decisions, results obtained, regulatory reports and statements produced using the Remote Access Services. State Street and its relevant licensors will not be liable to the Customer or its Authorized Designees for any direct or indirect, special, incidental, punitive or consequential damages arising out of or in any way connected with the System or the Remote Access Services, nor shall either party be responsible for delays or nonperformance under this Addendum arising out of any cause or event beyond such party's control.

State Street will take reasonable steps to ensure that its products (and those of its third-party suppliers) reflect the available state of the art technology to offer products that are Year 2000 compliant, including, but not limited to, century recognition of dates, calculations that correctly compute same century and multi century formulas and date values, and interface values that reflect the date issues arising between now and December 31, 2099, and if any changes are required, State Street will make the changes to its products at no cost to you and in a commercially reasonable time frame and will require third-party suppliers to do likewise. The Customer will do likewise for its systems.
EXCEPT AS EXPRESSLY SET FORTH IN THIS ADDENDUM, STATE STREET, FOR ITSELF AND ITS RELEVANT LICENSORS, EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES

CONCERNING THE SYSTEM AND THE SERVICES TO BE RENDERED HEREUNDER, WHETHER EXPRESS OR IMPLIED INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Infringement

State Street will defend or, at our option, settle any claim or action brought against the Customer to the extent that it is based upon an assertion that access to the System or use of the Remote Access Services by the Customer under this Addendum constitutes direct infringement of any patent or copyright or misappropriation of a trade secret, provided that the Customer notifies State Street promptly in writing of any such claim or proceeding and cooperates with State Street in the defense of such claim or proceeding. Should the System or the Remote Access Services or any part thereof become, or in State Street's opinion be likely to become, the subject of a claim of infringement or the like under any applicable patent or copyright or trade secret laws, State Street shall have the right, at State Street's sole option, to (i) procure for the Customer the right to continue using the System or the Remote Access Services,
(ii) replace or modify the System or the Remote Access Services so that the System or the Remote Access Services becomes noninfringing, or (iii) terminate this Addendum without further obligation.

Termination

Either party to the Custodian Agreement may terminate this Addendum (i) for any reason by giving the other party at least one-hundred and eighty (180) days prior written notice in the case of notice of termination by State Street to the Customer or thirty (30) days notice in the case of notice from the Customer to State Street of termination, or (ii) immediately for failure of the other party to comply with any material term and condition of the Addendum by giving the other party written notice of termination. This Addendum shall in any event terminate within ninety (90) days after the termination of the Custodian Agreement. In the event of termination, the Customer will return to State Street all copies of documentation and other confidential information in its possession or in the possession of its Authorized Designees. The foregoing provisions with respect to confidentiality and infringement will survive termination for a period of three (3) years.

Miscellaneous

This Addendum and the exhibit hereto constitute the entire understanding of the parties to the Custodian Agreement with respect to access to the System and the Remote Access Services. This Addendum cannot be modified or altered except in a writing duly executed by each of State Street and the Customer and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

By its execution of the Custodian Agreement, the Customer (a) confirms to the Custodian that it informs all Authorized Designees of the terms of this Addendum; (b) accepts responsibility for its and its Authorized Designees' compliance with the terms of this Addendum; and (c) indemnifies and holds the Custodian harmless from and against any and all costs, expenses, losses, damages, charges, counsel fees, payments and liabilities arising from any failure of the Customer or any of its Authorized Designees to abide by the terms of this Addendum.

                                    EXHIBIT A
                                       TO
             REMOTE ACCESS SERVICES ADDENDUM TO CUSTODIAN AGREEMENT


                                  IN~SIGHT(SM)
                           System Product Description

In~Sight(SM) provides bilateral information delivery, interoperability, and on-line access to State Street. In~Sight(SM) allows users a single point of entry into State Street's diverse systems and applications. Reports and data from systems such as Investment Policy Monitor(SM), Multicurrency Horizon(SM), Securities Lending, Performance & Analytics and Electronic Trade Delivery can be accessed through In~Sight(SM). This Internet-enabled application is designed to run from a Web browser and perform across low-speed data lines or corporate high-speed backbones. In~Sight(SM) also offers users a flexible toolset, including an ad-hoc query function, a custom graphics package, a report designer, and a scheduling capability. Data and reports offered through In~Sight(SM) will continue to increase in direct proportion with the customer roll out, as it is viewed as the information delivery system will grow with State Street's customers.